Exhibit 10.3

FACTSET RESEARCH SYSTEMS INC.

EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED

ARTICLE I
ESTABLISHMENT

FactSet Research Systems Inc. (the “Company”) hereby amends and restates its FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated (the “Plan”), effective as of December 19, 2017 (the “Effective Date”).

PURPOSE

The primary purpose of the Plan is to provide a method whereby employees of the Company or any Designated Subsidiary (as defined herein), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is also established to help promote the overall financial objectives of the Company’s stockholders by promoting those persons participating in the Plan to achieve long-term growth in stockholder equity. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

ARTICLE II
DEFINITIONS

The following words and phrases, as used herein, shall have the meanings indicated unless the context clearly indicates to the contrary:

2.01     “Account” shall mean the bookkeeping account established on behalf of a Participant to which (i) is credited all contributions paid for the purpose of purchasing Common Stock under the Plan, (ii) is credited all shares of Common Stock purchased with such contributions, and (iii) shall be charged all distributions of Common Stock, or withdrawals of contributions, pursuant to the Plan. Such Account shall remain unfunded as described in Section 8.11 of the Plan.

2.02     “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. Any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

2.03     “Agreement” shall mean, either individually or collectively, any subscription, enrollment and/or withholding agreement, in the form prescribed by the Committee, entered into pursuant to the Plan between the Company or a Designated Subsidiary and a Participant. Such Agreement shall be an authorization for the Company or a Designated Subsidiary to withhold amounts from such Participant’s Compensation, at the Contribution Rate specified in the Agreement, to be applied to purchase Common Stock.

2.04     “Beneficiary” shall mean the person specified by a Participant in his or her most recent written designation that is filed with the Plan Administrator (or designee) to receive any benefits under the Plan in the event of such Participant’s death, in accordance with Section 8.01.

2.05     “Board” shall mean the Board of Directors of the Company.

2.06     “Change of Control” shall have the meaning given that term in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, as may be amended from time to time.

2.07     “Commission” shall mean the Securities and Exchange Commission or any successor entity or agency.

2.08     “Committee” shall mean the Compensation and Talent Committee of the Board as described in Article VII.

2.09     “Compensation” shall mean, for the relevant period, the base compensation (salary or wages) paid in cash to a Participant by the Company and/or a Designated Subsidiary. Compensation shall not include bonuses or other incentive-type payments.

2.10     “Common Stock” shall mean shares of common stock of the Company, par value $.01 per share, or the common stock of any successor to the Company, which is designated for the purposes of the Plan.

2.11     “Contribution Rate” shall be that rate of contribution of Compensation to the Plan stated in the Agreement, subject to determination in accordance with Article IV.

2.12     “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.13     “Eligible Employee” shall mean any individual who is employed in the United States (unless otherwise required by law or the Committee determines otherwise) on a full-time or part-time basis by the Company or a Designated Subsidiary on an Enrollment Date, except that the Committee in its sole discretion may exclude: (i) employees whose customary employment is not more than 20 hours per week; (ii) employees whose customary employment is for not more than five months in any calendar year; and (iii) employees who are considered to be a highly compensated employee of the Company or Designated Subsidiary within the meaning of Section 414(q) of the Code. As of the Effective Date, and unless and until the Committee determines otherwise, only those employees described in Section 2.13(i) and (ii) are excluded from the class of Eligible Employees.

2.14     “Enrollment Date” shall mean the first day of each Offering Period.

2.15     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.16     “Exercise Date” shall mean the last day of each Offering Period.

2.17     “Fair Market Value” of a share of Common Stock as of a given date shall mean: (i) if the Common Stock is listed or admitted to trading on The New York Stock Exchange or on another established stock exchange (including, for this purpose, the Nasdaq National Market), the closing sale price for a share of the Common Stock on the composite tape for such exchange (or in Nasdaq National Market trading, if applicable) as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) for such date, or, if no such price is reported for such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the mean of the closing representative bid and asked prices for the Common Stock on such date as reported by the Nasdaq Small Cap Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

2.18     “Nominee” shall mean the custodian, if any, designated by the Company for the Accounts held under the Plan.

2.19     “Offering Period” shall mean a period as determined by the Committee during which a Participant’s Option may be exercised and the accumulated value of the Participant’s Account may be applied to purchase Common Stock. Unless otherwise specified by the Committee, Offering Periods shall begin on the first business day of each fiscal quarter of the Company and end on the last business day of such fiscal quarter. As of the date of adoption of the Plan by the Board, the fiscal quarters of the Company commence on March 1, June 1, September 1 and December 1. The duration of Offering Periods may be changed by the Committee or the Board pursuant to Section 3.06 or 5.04.

2.20     “Option” shall mean the right to purchase the number of shares of Common Stock specified in accordance with the Plan at a price and for a term fixed in accordance with the Plan, and subject to such other limitations and restrictions as may be imposed by the Plan or the Committee in accordance with the Plan.

2.21     “Option Price” shall mean an amount equal to at least 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or Exercise Date, whichever is lower.

2.22     “Participant” shall mean an Eligible Employee who satisfies the eligibility conditions of Article III, and to whom an Option has been granted by the Committee under the Plan.

2.23     “Person” shall mean “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

2.24     “Plan Administrator” shall mean the person serving as the Director of Human Resources of the Company, unless the Committee determines otherwise.

2.25     “Plan Year” shall mean the twelve (12) consecutive month period commencing on September 1 and ending on the following August 31. The Committee may at any time designate another period as the Plan Year.

2.26     “Reserves” shall mean the number of shares of Common Stock covered by each Option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under an Option.

2.27     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.28     “Subsidiary” shall mean any present or future corporation, domestic or foreign, which is or would be a “subsidiary corporation,” as defined under Section 424(f) of the Code, of the Company.

2.29     “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.01     Initial Eligibility. Any individual who becomes employed with the Company or a Designated Subsidiary, and is otherwise an Eligible Employee, may participate in the Plan starting with the first Offering Period that begins after the date the individual completes ninety (90) days of continuous service with the Company or the Designated Subsidiary. The Eligible Employee must enroll by the deadline set by the Company to participate in any Offering Period.

3.02     Leave of Absence. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved by the Committee or the Participant’s supervisor; provided, however, that if the period of leave of absence exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

3.03     Eligibility Restrictions. Notwithstanding any provisions of the Plan to the contrary, no employee of the Company or a Designated Subsidiary shall be granted an Option under the Plan:

(a)     if, immediately after the Option is granted, applying the rules under Section 424(d) of the Code to determine Common Stock ownership, such employee would own, immediately after the Option is granted, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; or

(b)     which permits such employee’s rights to purchase stock under the Plan and any other employee stock purchase plans (excluding, for this purpose, any of the Company’s stock option plans) of the Company or any Subsidiary to accrue at a rate that exceeds $25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the Code or regulations promulgated thereunder) in Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

3.04     Participation. (a) An Eligible Employee may commence participation by enrolling and completing an Agreement authorizing payroll deductions and submitting it to the Company or representative designated by the Company (including a third-party administrator designated by the Company) in such manner prescribed by the Company by the deadline set by the Company prior to the applicable Enrollment Date. Such an Eligible Employee is referred to as a Participant.

(b)     Any payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VI. Unless the Participant withdraws from the Plan, the Participant’s employment terminates, or the Participant becomes ineligible to participate in the Plan, the Participant will automatically continue to participate in subsequent Offering Periods.

3.05     Option Grant. On the Enrollment Date of each Offering Period, each Participant participating in the Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the appropriate Option Price) a number of shares of Common Stock (which may include fractional shares, as determined by the Committee) as determined by dividing the particular Participant’s payroll deductions that have accumulated prior to such Exercise Date and retained in such Participant’s Account as of that Exercise Date by the appropriate Option Price, subject, however, to the limitations described in this Section and in the Plan.

Except as otherwise provided below, on the Enrollment Date of each Offering Period, the maximum number of whole shares of Common Stock that may be subject to the Option shall be determined by dividing the Dollar Limit (defined herein) by the Fair Market Value of a share of Common Stock on such Enrollment Date. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded down to the nearest whole month) in the Offering Period and rounding down to the nearest whole dollar. The Committee may, in its discretion and prior to the Enrollment Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Common Stock subject to Options to be granted on such Enrollment Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering Period or on any Exercise Date. No Option shall be granted on an Enrollment Date to any person who is not, on such Enrollment Date, an Eligible Employee.

Such purchase of shares of Common Stock shall also be subject to the limitations under Sections 3.03 and 3.09. Exercise of the Option shall occur as provided in Section 3.07, unless the Participant has withdrawn as provided in Article VI. The Option shall expire on the last day of the Offering Period. The Committee may determine that there shall be no Options granted under the Plan for any particular Plan Year.

3.06     Offering Period. The Plan shall be implemented by consecutive Offering Periods of Common Stock. Each Agreement shall specify the Offering Period for which the Option is granted, which shall be determined by the Committee in accordance with the Plan. The Committee shall have the authority to change the duration of Offering Periods, including the commencement dates thereof, with respect to future offerings without approval of the Company’s stockholders. Under such circumstances, any change to the Offering Periods shall be announced at least ten (10) days prior to the scheduled beginning of the initial Offering Period to be affected. In no event, however, shall an Offering Period extend beyond the period permitted under Section 423(b)(7) of the Code.

3.07     Exercise of Option. Unless a Participant provides written notice to the Company or representative designated by the Company (including a third-party administrator designated by the Company), or withdraws from the Plan as provided in Article VI, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to the Option (which may include fractional shares, as determined by the Committee) shall be purchased for such Participant at the applicable Option Price, using the accumulated payroll deductions in his or her Account, subject to the limitations under Sections 3.03 and 3.09. If fractional shares cannot be purchased, any payroll deductions accumulated in an Account that are not sufficient to purchase a full share of Common Stock shall be retained in the Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article VI. Any other monies remaining in a Participant’s Account after the Exercise Date shall be returned to the Participant or his or her Beneficiary in cash, without interest. During a Participant’s lifetime, such Participant’s Option is exercisable only by such Participant.

3.08     Account/Delivery of Stock/Voting and Tendering Rights/Dividends. (a) As of the Exercise Date with respect to each Offering Period, the amount then in a Participant’s Account shall be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the applicable Option Price. The shares of Common Stock purchased on behalf of a Participant shall initially be credited to a book entry account established by the Company in the name of the Participant or shall be registered in the name of a Nominee, as the Company shall determine in its discretion. Stock certificates shall not be issued to a Participant for the Common Stock held on his or her behalf under the Plan, but all rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose Account such Common Stock is held.

(b)     A Participant may, at any time, direct the sale of some or all of the shares of Common Stock allocated to the Participant’s Account by providing instructions in such manner designated by the Plan Administrator for such purpose. The proceeds of any sale of shares of Common Stock will be paid to the Participant net of all applicable withholding taxes and transaction costs. The Plan Administrator may establish procedures as to the timing and permitted frequency of such sales by Participants. Unless otherwise determined by the Committee or Plan Administrator, no participant shall have the right to have issued to him or her, prior to termination of employment with the Company or a Designated Subsidiary, a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan; provided, however, that a Participant shall have the right, upon written request to the Plan Administrator, to receive a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan to the extent such shares have been held in custody under the Plan, on behalf of the Participant, until the later of (i) two years from the date of the commencement of the Offering Period in respect of which such shares were purchased and (ii) eighteen months from the date of purchase of such shares. In the event a Participant terminates his or her Account, any fractional share held in the Account will be paid to the Participant in cash.

(c)     Upon the termination of the Plan pursuant to Section 8.06, any full shares of Common Stock purchased for the benefit of any Participant and held under the Plan shall be transferred to and registered in the name of each such Participant as soon as administratively practicable.

(d)     Each Participant (or, in the event of his or her death, his or her Beneficiary) is entitled to direct the Company (or, if applicable, the Nominee) as to the manner in which any shares of Common Stock held on behalf of such Participant are to be voted. Shares of Common Stock as to which the Company (or the Nominee) shall not have received timely written voting directions by a Participant shall be voted proportionately with shares of Common Stock as to which directions by Participants were so received. Each Participant (or, in the event of his or her death, his or her Beneficiary) is also entitled to direct the Company (or the Nominee) in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Common Stock, and the Company (or the Nominee) shall respond in accordance with such directions. If the Company (or the Nominee) shall not have received timely written directions from a Participant as to the response to such offer, the Company (or the Nominee) shall not tender or exchange any shares of Common Stock allocated to such Participant’s Account.

(e)     By completing enrollment in the manner required by the Company, a Participant shall have authorized the Company (or, if applicable, the Nominee) to receive and collect all cash dividends or other distributions paid with respect to shares of Common Stock held on the Participant’s behalf and to use such funds to purchase additional shares of Common Stock on behalf of the Participant. If fractional shares cannot be purchased, any dividends accumulated in an Account that are not sufficient to purchase a full share of Common Stock on an Exercise Date shall be retained in the Account for the subsequent Offering Period. The cash value of any distribution in property shall be determined by the Committee. Any stock dividend on shares of Common Stock shall be held under the Plan for the benefit of the Participant on whose behalf the shares of Common Stock giving rise to the dividend are held. The Company (or, if applicable, the Nominee) shall distribute to any Participant, as soon as practical, any dividends received on shares of Common Stock, if the maximum share limitation set forth in Section 3.03 prevent further issuances of such shares. A Participant who elects to hold shares of Common Stock previously held under the Plan in his or her own name will cease to have the benefit of this Section 3.08(e) with respect to such shares when they are registered in his or her own name.

(f)     The Committee will require a Participant or his or her Beneficiary to give prompt written notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of such Participant’s Option within: (i) two (2) years from the date of granting of such Option to such Participant, (ii) one (1) year from the transfer of such shares of Common Stock to such Participant, or (iii) such other period as the Committee may from time to time determine.

3.09     Withholding. At the time an Option is exercised, or at the time some or all of the Common Stock that is issued under the Plan is disposed of, the Company may withhold from any Compensation or other amount payable to the applicable Participant, or require such Participant to remit to the Company (or make other arrangements satisfactory to the Company, as determined in the Committee’s discretion, regarding payment to the Company of), the amount necessary for the Company to satisfy any Federal, state or local taxes required by law to be withheld with respect to the shares of Common Stock subject to such Option or disposed of, as a condition to delivery of any certificate or certificates for any such shares of Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state or local tax or withholding obligations with respect to such payments.

ARTICLE IV
PAYROLL DEDUCTIONS

4.01     Contribution Rate. (a) At the time a Participant enrolls, he or she may elect to have payroll deductions made on each payday during the Offering Period, and such Contribution Rate shall be a minimum of one percent (1%) and a maximum of ten percent (10%) (in whole percentages) of the Participant’s Compensation in effect on each payroll period during the Offering Period (subject to Section 4.01(b)), unless the Committee determines otherwise in a manner applicable uniformly to all Participants. Participants may not make any separate cash payments outside payroll deductions under the Plan except as otherwise provided in Section 5.04(d) in the event of a Change of Control.

(b)     A Participant may discontinue his or her participation in the Plan as provided in Article VI, or may elect to decrease (but not increase) the rate of his or her payroll deductions during the Offering Period in the manner prescribed by the Company to authorize a change in his or her Contribution Rate. Such election by the Participant to decrease his or her Contribution Rate shall only be permitted once during each Offering Period. The Committee may, in its discretion, in a fair and equitable manner, limit the number of Participants who change their Contribution Rate during any Offering Period. Any such change in Contribution Rate accepted by the Company or representative designated by the Company (including a third-party administrator designated by the Company) shall be effective as soon as practicable after receipt of the new Agreement authorizing the new Contribution Rate. A Participant’s authorization to change his or her Contribution Rate shall remain in effect for successive Offering Periods unless terminated as provided in Article VI. A Participant may increase his or her Contribution Rate by filing a new Agreement with the Company or representative designated by the Company (including a third-party administrator designated by the Company) to be effective with the next Offering Period, so long as it is received by the deadline set by the Company for receipt before the Enrollment Date.

(c)     Notwithstanding the foregoing provisions of this Section 4.01, the Committee may decrease a Participant’s Contribution Rate, but not below zero percent (0%), at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code, Sections 3.03 or 3.05 of the Plan, or as a result of a hardship distribution from the Company’s 401(k) plan. To the extent necessary in such case, payroll deductions shall recommence at the rate provided in such Participant’s Agreement at the beginning of the first Offering Period that is scheduled to begin in the following Plan Year, unless the Participant withdraws from the Plan in accordance with Article VI, or, in the case of a hardship distribution from the Company’s 401(k) plan, when permitted pursuant to that plan.

4.02     Participant Account. All payroll deductions made for a Participant shall be credited to the Participant’s Account under the Plan.

4.03     Interest. No interest shall accrue on the payroll deductions of a Participant under the Plan. In addition, no interest shall be paid on any and all money that is distributed to a Participant, or his or her Beneficiary, pursuant to the provisions of Sections 6.01 and/or 6.03.

ARTICLE V
COMMON STOCK

5.01     Shares Provided. (a) The maximum number of shares of Common Stock that may be issued under the Plan shall be 1,000,000 shares. This number is subject to an adjustment upon any changes in capitalization of the Company as provided in Section 5.04.

(b)     The Committee may determine, in its sole discretion, to include in the number of shares of Common Stock available under the Plan any shares of Common Stock that cease to be subject to an Option or any shares subject to an Option that terminates without issuance of shares of Common Stock actually being made to the Participant.

(c)     If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Offering Period or remaining available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participants in such manner as the Committee determines is fair and equitable.

5.02     Participant Interest. The Participant shall have no interest as a shareholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his or her Option until such Option has been exercised in accordance with the Plan.

5.03     Restriction of Shares Upon Exercise. The Committee may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed upon a stock exchange, and that either:

(a)     a registration statement under the Securities Act with respect to the shares shall be effective, or

(b)     the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

5.04     Changes in Capital. (a) Subject to any required action by the shareholders of the Company, upon changes in the outstanding Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or exchange of shares, merger, recapitalization, consolidation, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, reclassification, or increase or decrease in the number of shares of capital stock of the Company effected without receipt of full consideration therefor, or any other similar change affecting the Company’s capital structure, the Committee shall make appropriate adjustments, in its discretion, to, or substitute, as applicable, the number, class and kind of shares of stock available for Options under the Plan, outstanding Options and the Reserves, the maximum number of shares that a Participant may purchase per Offering Period, the Option Prices of outstanding Options and any other characteristics or terms of the Options or the Plan as the Committee shall determine are necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from any such adjustment may be eliminated, if so determined by the Committee, by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall be reasonably determined by the Committee. Notice of any such adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment, whether or not such notice has been given, shall be effective and binding for all purposes of the Plan.

(b)     The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a Subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Subsidiary, any sale or transfer of all or part of the Company’s or a Subsidiary’s assets or business or any other corporate act or proceeding.

(c)     The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares of Common Stock pursuant to Article III or returned to the applicable Participants.

(d)     In the event of a Change of Control, the Committee may, in its discretion:

(i)     permit each Participant to make a single sum payment with respect to his or her outstanding Option before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining until the Exercise Date, and provide for termination of the Offering Period then in progress and purchase of shares pursuant to Article III; or

(ii)     provide for payment in cash to each Participant of the amount standing to his or her Account plus an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, or, if higher, the highest Fair Market Value of the Common Stock during the 30 consecutive Trading Days immediately prior to the closing date or expiration date of such transaction, less the Option Price of the Participant’s Option (determined for all purposes of this Section 5.04(d)(ii) using such closing or termination date as the Exercise Date), multiplied by the number of full shares of Common Stock that could have been purchased for such Participant immediately prior to the Change of Control with the amount standing to his or her Account at the Option Price, and that all Options so paid shall terminate.

ARTICLE VI
WITHDRAWAL

6.01     General. By written notice to the Company or representative designated by the Company (including a third-party administrator designated by the Company), at any time prior to the last day of any particular Offering Period, a Participant may elect to withdraw all of the accumulated payroll deductions in his or her Account at such time. All of the accumulated payroll deductions credited to such withdrawing Participant’s Account shall be paid to such Participant promptly after receipt of his or her written notice of withdrawal. In addition, upon the Participant’s written notice of withdrawal, the Participant’s Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares on behalf of such Participant shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the manner and by the deadline prescribed by the Company.

6.02     Effect on Subsequent Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Subsidiary or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

6.03     Termination of Employment. Upon termination of employment as an Eligible Employee, for any reason, a Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant, or, in the case of a Participant’s death, the payroll deductions credited to such deceased Participant’s Account shall be paid to his or her Beneficiary or Beneficiaries, and the Participant’s Option shall be automatically terminated. A transfer of a Participant’s employment between or among the Company and any Designated Subsidiary or Designated Subsidiaries shall not be treated as a termination of employment for purposes of the Plan. Upon the termination of employment of a Participant with the Company or a Designated Subsidiary, all shares of Common Stock then credited to the Participant’s Account will be registered in his or her own name and distributed to him or her.

ARTICLE VII
ADMINISTRATION

7.01     Generally. The Plan shall be administered by the Compensation Committee of the Board. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to any matters which under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. In addition, the Committee shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall be Designated Subsidiaries, the employees of which are eligible to participate in the Plan.

7.02     Authority of the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 7.01, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any Agreements, determine eligibility to participate in the Plan, adopt rules and regulations for administering the Plan, adjudicate and determine all disputes arising under or in connection with the Plan, determine whether a particular item is included in “Compensation,” and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Committee with respect to the Plan or any Agreement shall be final, conclusive and binding on all parties. Except to the extent prohibited by applicable law or the rules of a stock exchange, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any member or members of the management of the Company, and revoke any such delegation. Unless otherwise determined by the Committee, the Committee shall delegate its day-to-day administrative responsibilities under the Plan to the Plan Administrator.

7.03     Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Article V. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively, and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Options in an offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Options granted under the same offering to Eligible Employees resident in the United States.

ARTICLE VIII
MISCELLANEOUS

8.01     Designation of Beneficiary. (a) A Participant may file with the Plan Administrator a written designation of a Beneficiary who is to receive any Common Stock and/or cash from the Participant’s Account in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such Common Stock and cash. Unless a Participant’s written Beneficiary designation states otherwise, the designated Beneficiary shall also be entitled to receive any cash from the Participant’s Account in the event of such Participant’s death prior to exercise of his or her Option.

(b)     A Participant’s designation of Beneficiary may be changed by the Participant at any time by written notice to the Plan Administrator. In the event of the death of a Participant and in the absence of a valid Beneficiary designation under the Plan at the time of such Participant’s death, the Company shall deliver the shares and/or cash to which the deceased Participant was entitled under the Plan to the executor or administrator of the estate of such Participant. If no such executor or administrator has been appointed as can be determined by the Committee, the Company shall deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Committee may designate. Any such delivery or payment shall be a complete discharge of the obligations and liabilities of the Company, the Subsidiaries, the Committee and the Board under the Plan.

8.02     Nontransferability. Neither payroll deductions credited to the Participant’s Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will, the laws of descent and distribution, or as provided under Section 8.01. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article VI.

8.03     Conditions Upon Issuance of Shares. If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(b)     If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(c)     The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

8.04     Participants Bound by Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

8.05     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

8.06     Amendment or Termination. The Board may terminate, discontinue, amend or suspend the Plan at any time, with or without notice to Participants. No such termination or amendment of the Plan may materially adversely affect the existing rights of any Participant with respect to any outstanding Option previously granted to such Participant, without the consent of such Participant, except for any amendment or termination permitted by Section 5.04. In addition, no amendment of the Plan by the Board shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares that may be issued under the Plan or that any Participant may purchase under the Plan in any Offering Period, except pursuant to Section 5.04; (ii) change the class of employees eligible to receive Options under the Plan, except as provided by the Board pursuant to the last sentence of Section 7.01; or (iii) change the formula by which the Option Price is determined under the Plan.

8.07     No Employment Rights. The Plan does not, either directly or indirectly, create an independent right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and the Plan shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s employment at will relationship with the employee and/or interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time or for any or no reason.

8.08     Indemnification. No current or previous member of the Board, or the Committee, nor any officer or employee of the Company acting on behalf of the Board, or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. All such members of the Board or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation of the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, or Bylaws, as a matter of law or otherwise.

8.09     Construction of Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely. The words “Article” and “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

8.10     Term of Plan. The Plan shall continue in effect until its termination by the Board. The Board may suspend or terminate the Plan at any time, in its discretion.

8.11     Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

8.12     Electronic Administration. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or use an on-line or electronic system established and maintained by the Company or another third party designated by the Company for Plan participation. Any Plan requirement to provide a notice or a document in writing may be satisfied by electronic means to the extent permitted by the Company and applicable law.

8.13     Governing Law. The law of the State of Connecticut will govern all matters relating to the Plan except to the extent such law is superseded by the laws of the United States.

8.14     Compliance with Laws. The purchase and delivery of Common Stock pursuant to the terms of the Plan shall be conducted in compliance with all applicable stock exchange listing requirements and all applicable laws, the respective rules and regulations promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines, in its discretion, that, in order to comply with any such listing requirements, statutes, regulations or rules, certain action is necessary in relation to the purchase and delivery of Common Stock in accordance with the Plan, no Common Stock will be purchased or delivered, unless such action shall have been completed in a manner satisfactory to the Committee. Once issued, the Common Stock may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by applicable law and the Company’s insider trading policy and any holding period policy, each as amended from time to time.

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